Exhibit 99.1

CSS Industries, Inc. Reports Sales and Earnings for the Six Months and Quarter Ended September 30, 2008

PHILADELPHIA--(BUSINESS WIRE)--October 23, 2008--CSS Industries, Inc. (NYSE:CSS) announced today the results of operations for the six months and second quarter ended September 30, 2008. For the six months ended September 30, 2008, sales increased 4% to $228,808,000 from $219,684,000 in 2007. Net income for the six months ended September 30, 2008 decreased 34% to $6,008,000, or $.58 per diluted share in 2008 compared to prior year net income of $9,108,000, or $.82 per diluted share. For the quarter ended September 30, 2008, sales increased 1% to $174,161,000 from $172,882,000 in 2007. Net income decreased 22% to $10,504,000, or $1.03 per diluted share, compared to prior year net income of $13,535,000, or $1.22 per diluted share. The decline in diluted earnings per share of 29% and 16% for the six months and quarter, respectively is more favorable than the decline in net income due to the repurchase of stock during the year. The Company’s highly seasonal orientation results in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.

The increase in sales for the six months and quarter ended September 30, 2008 was due to sales of acquired businesses, primarily C.R. Gibson, which was acquired on December 3, 2007. Excluding sales of acquired businesses, sales declined 9% and 10%, respectively, for the six month period and second quarter due to previously reported reduced volume in our Christmas gift wrap, gift bag and gift tissue product lines, as well as generally reduced buying patterns of retailers caused by the weak economic environment. The reduction in net income for the six months and quarter ended September 30, 2008 reflects reduced Christmas sales, higher material and fuel costs and increased interest due to higher borrowings, net of income contributed by acquired businesses. Also included in the six month results were non-recurring costs of $.05 per diluted share associated with the restructuring related to the closure of three Pennsylvania-based facilities that was announced in January 2008.

“Despite current economic conditions, we continue to believe that earnings for fiscal 2009 will be in the range we announced in May 2008. Reduced sales and margins of our Christmas products are expected to be offset by contributions from acquired businesses, lower incentive compensation, the result of cost cutting measures such as our closure of three Pennsylvania-based production and warehousing facilities earlier this calendar year, and the impact of stock repurchases. Most of the benefits related to the facility closures will be recognized in the second half of fiscal 2009,” commented Christopher J. Munyan, CSS’ President and CEO. “While we are maintaining our full year EPS guidance at $2.40 - $2.55 per diluted share in this tough economic environment, we are also actively working to improve future sales and reduce future operating costs of our businesses,” continued Mr. Munyan.

In addition, the Company’s Board of Directors has authorized an additional buy back of up to 500,000 shares of its Common Stock at prices and pursuant to other terms and conditions that the Company’s officers deem appropriate. There are 9,775,081 shares of the Company’s Common Stock presently outstanding. Any such buy back is subject to compliance with applicable regulatory requirements and relevant covenants in the Company’s credit facilities.

CSS is a consumer products company primarily engaged in the design, manufacture, procurement, distribution and sale of seasonal and all occasion products, principally to mass market retailers. These products include gift wrap, gift bags, gift boxes, boxed greeting cards, gift tags, decorative tissue paper, decorations, classroom exchange Valentines, decorative ribbons and bows, floral accessories, Halloween masks, costumes, make-up and novelties, Easter egg dyes and novelties, craft products, educational products, memory books, stationery, journals, notecards, infant and wedding photo albums and scrapbooks, and other gift items that commemorate life’s celebrations.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management as to future events and financial performance with respect to the Company’s operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market conditions; increased competition; increased operating costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs and the risk that the Company may not be able to integrate and derive the expected benefits from such acquisitions; risks associated with the restructuring plan to close the Company’s facilities in Elysburg, Pennsylvania and Troy, Pennsylvania, including the risk that the restructuring related savings may be less than and/or costs may exceed the presently expected amounts and the risk that the closures will adversely affect the Company’s ability to fulfill its customers orders on time; risks associated with the Company’s enterprise resource planning systems standardization project, including the risk that the cost of the project will exceed expectations, the risk that the expected benefits of the project will not be realized and the risk that implementation of the project will interfere with and adversely affect the Company’s operations and financial performance; the risk that customers may become insolvent; costs of compliance with governmental regulations and government investigations; liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws; and other factors described more fully in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2008 and elsewhere in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

CSS’ consolidated results of operations for the quarters and six months ended September 30, 2008 and 2007 and condensed consolidated balance sheets as of September 30, 2008, March 31, 2008 and September 30, 2007 follow:

CSS INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

SALES	$174,161	$172,882	$228,808	$219,684

COSTS AND EXPENSES
Cost of sales	129,454	126,683	167,167	160,202
Selling, general and administrative expenses	27,863	25,158	51,413	45,841
Interest expense (income), net	916	284	1,200	(90)
Other income	36	(159)	(30)	(401)

	158,269	151,966	219,750	205,552

INCOME BEFORE INCOME TAXES	15,892	20,916	9,058	14,132

INCOME TAX EXPENSE	5,388	7,381	3,050	5,024

NET INCOME	$10,504	$13,535	$ 6,008	$9,108

NET INCOME PER COMMON SHARE
Basic	$1.05	$1.25	$.59	$.84
Diluted	$1.03	$1.22	$.58	$.82

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	10,043	10,857	10,149	10,869
Diluted	10,156	11,129	10,282	11,161

CASH DIVIDENDS PER SHARE OF COMMON STOCK	$.15	$.14	$.30	$.28

CSS INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	March 31,	September 30,
	2008	2008	2007
	(Unaudited)	(Audited)	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,783	$28,109	$6,004
Accounts receivable, net	139,372	39,144	147,482
Inventories	156,359	105,532	140,014
Deferred income taxes	6,737	7,276	8,130
Assets held for sale	3,461	3,590	2,564
Other current assets	13,353	16,242	14,103

Total current assets	325,065	199,893	318,297

PROPERTY, PLANT AND EQUIPMENT, NET	52,924	50,632	54,753

OTHER ASSETS
Goodwill	50,072	48,361	30,952
Intangible assets, net	44,987	42,454	4,298
Other	3,113	3,701	3,685

Total other assets	98,172	94,516	38,935

Total assets	$476,161	$345,041	$411,985

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes payable	$102,980	$-	$20,100
Current portion of long-term debt	10,400	10,246	10,210
Accrued customer programs	10,374	9,438	11,749
Other current liabilities	78,053	44,209	76,304

Total current liabilities	201,807	63,893	118,363

LONG-TERM DEBT, NET OF CURRENT PORTION	10,065	10,192	20,276

LONG-TERM OBLIGATIONS	5,439	6,121	6,308

DEFERRED INCOME TAXES	2,027	2,482	1,147

STOCKHOLDERS’ EQUITY	256,823	262,353	265,891

Total liabilities and stockholders’ equity	$476,161	$345,041	$411,985

CONTACT:
CSS Industries, Inc.
Clifford E. Pietrafitta
Chief Financial Officer
215-569-9900